UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2007

NEWMONT MINING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31240

(Commission File Number)

84-1611629

(I.R.S. Employer Identification Number)

1700 Lincoln Street

Denver, Colorado 80203

(Address and zip code of principal executive offices)

(303) 863-7414

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 30, 2007, Newmont Mining Corporation (the “Corporation”) filed a Current Report on Form 8-K reporting the execution of an Acquisition Agreement dated November 30, 2007 (the “Acquisition Agreement”) with Franco-Nevada Corporation (“Franco-Nevada”) and an Underwriting Agreement dated November 30, 2007, with Franco-Nevada and an underwriting syndicate led by BMO Nesbitt Burns Inc. and UBS Securities Canada Inc. (the “Underwriting Agreement”).

The Acquisition Agreement and the Underwriting Agreement are attached as Exhibits 99.1 and 99.2 to this Current Report.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 20, 2007, the transactions contemplated by the Acquisition Agreement described in Item 1.01 above were completed, resulting in the sale of certain of the Corporation’s royalty assets and other non-core investments to Franco-Nevada Corporation for gross cash proceeds of approximately $1.3 billion.

Certain directors and officers of Franco-Nevada are former officers or directors of the Corporation. Pierre Lassonde is Director (Chairman) of Franco-Nevada. Mr. Lassonde was a director of the Corporation until November 2007 (when he resigned), and was President of the Corporation until December 2006 (when he retired). David Harquail is Director, President and Chief Executive Officer of Franco-Nevada. Mr. Harquail was an Executive Vice President of the Corporation until November 2007. Steven K. Aaker is Chief of U.S. Operations for Franco-Nevada. Mr. Aaker was Group Executive, Acquisitions of the Corporation until November 2007. Sharon E. Dowdall is Chief Legal Officer and Corporate Secretary of Franco-Nevada. Ms. Dowdall was Associate General Counsel of the Corporation until December 2007. H. Geoff Waterman is Chief Operating Officer of Franco-Nevada. Mr. Waterman was Director, Newmont Capital Oil and Gas for the Corporation until December 2007. Paul Brink is Chief Financial Officer and Senior Vice President, Business Development of Franco-Nevada. Mr. Brink was Director, Business Development for the Corporation until December 2007.

The purchase price for the assets and non-core investments described above was determined in part by the amount of the net proceeds from the initial public offering in Canada of 72 million common shares of Franco-Nevada under a Prospectus dated November 30, 2007, subject to certain adjustments as outlined in the Acquisition Agreement, and certain borrowings by Franco-Nevada. The Corporation may be considered to be a promoter in connection with the initial public offering for the purposes of Canadian securities legislation.

A copy of the Corporation’s news release announcing completion of the transaction is attached as Exhibit 99.3 to this Current Report.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Acquisition Agreement between Newmont Mining Corporation and Franco-Nevada Corporation, dated November 30, 2007

99.2	Underwriting Agreement among Newmont Mining Corporation, Franco-Nevada Corporation, BMO Nesbitt Burns Inc., UBS Securities Canada Inc., CIBC World Markets Inc., Citigroup Global Markets Canada Inc., J.P.Morgan Securities Inc., RBC Dominion Securities Inc., GMP Securities L.P., Dundee Securities Corporation, Genuity Capital Markets, HSBC Securities (Canada) Inc., National Bank Financial Inc., Paradigm Capital Inc. and Wellington West Capital Markets

99.3	News Release dated December 20, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWMONT MINING CORPORATION

By:	/s/ Sharon E. Thomas
Name:	Sharon E. Thomas
Title:	Vice President and Secretary

Dated: December 26, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Acquisition Agreement between Newmont Mining Corporation and Franco-Nevada Corporation, dated November 30, 2007

99.2	Underwriting Agreement among Newmont Mining Corporation, Franco-Nevada Corporation, BMO Nesbitt Burns Inc., UBS Securities Canada Inc., CIBC World Markets Inc., Citigroup Global Markets Canada Inc., J.P.Morgan Securities Inc., RBC Dominion Securities Inc., GMP Securities L.P., Dundee Securities Corporation, Genuity Capital Markets, HSBC Securities (Canada) Inc., National Bank Financial Inc., Paradigm Capital Inc. and Wellington West Capital Markets

99.3	News Release dated December 20, 2007